Exhibit 99.1

Transphorm Announces Record Fiscal 2022 Full Year Revenue of $24.1 Million
- an 89% Year-Over-Year Increase as
Fiscal 2022 Fourth Quarter Revenue Increased 103%

- Company to Host a Webcast Today at 5:00 p.m. ET to Review the
Quarterly Results and Provide a Business Update –

GOLETA, Calif.—May 24, 2022—Transphorm, Inc. (NASDAQ: TGAN)—an innovative design pioneer and global supplier of efficient, high-reliability, high-performance gallium nitride (GaN) power conversion products, announced today financial results for the Company’s 2022 fiscal fourth quarter and the fiscal year ended March 31, 2022.

Fiscal Fourth Quarter and Recent Highlights

•Achieved up listing of Transphorm’s common stock to the NASDAQ under the ticker symbol TGAN.

•Full year FY22 revenue increased 89% year-over-year to a record $24.1 million due to strong growth in product revenue based on prior targeted investments in designs for a broader market.

• FY22 product revenue increased sequentially for the ninth consecutive quarter to a record of over $4 million, a 190 % sequential increase when compared to Q4 FY21.

•Secured largest SuperGaN® high-power Gen IV FET production order for the Company to date for over 500,000 units of 3kW class power supplies. The magnitude of this order clearly demonstrates Transphorm’s continuing leadership in design innovation and manufacturing reliability of high-power GaN.

•Secured laptop adapter design-win from a Tier 1 Fortune 100 company, including an initial purchase order of 50,000 units of SuperGaN® Gen IV 240 mohm class FETs. These FETs provide higher efficiency for 65W fast-charging adapter applications versus competing e-mode GaN FETs that require a larger 150 mohm device for similar applications. As a result, these Transphorm SuperGaN® FETs allow our customers to do more with less.

•Secured pre-production POs from ODMs for large Asia mobile phone (65W) and leading WW e-retailer (140W) projects

•Announced the first 99% efficient power switching demonstration from a 1200V GaN power transistor prototype, demonstrating Transphorm’s cutting-edge innovation in high-power GaN.

•Cash and equivalents as of March 31, 2022 were $34.0 million.

Primit Parikh, Transphorm’s President and Co-founder, commented, “We are excited to continue to deliver strong revenue growth, having achieved our 9th consecutive quarter of record product revenue. We also reaffirmed our leadership in high-power GaN by securing our largest order to date for over a half-million 3kW class GaN products.

Dr. Parikh continued, “The demand for our GaN solutions is strong, driven by our products’ unique, easy to interface architecture, world leading GaN product portfolio with a broad range of power capabilities from 45W to 5kW, and leading performance with field reliability. With a strong backlog in place, our current focus is on managing supply chain constraints, expanding our manufacturing capacity, and continuing to grow our ecosystem of solution partners”.

Cameron McAulay, CFO of Transphorm, stated “During the 2022 fiscal year we completed an uplisting to the NASDAQ, dramatically improving the Company’s liquidity. Along with the additional capital we raised in fiscal Q3 of 2022, this provides expanded operational flexibility in support of our future anticipated growth.”

Fiscal 2022 Fourth Quarter and Full Year Financial Results

Revenue for the 2022 fiscal fourth quarter was $4.93 million, compared to $4.6 million in the 2022 fiscal third quarter ended December 31, 2021 and $2.4 million in the 2021 fiscal fourth quarter ended March 31, 2021. Revenue for the quarter reflected yet another record in product sales from ramping shipments of GaN devices for a broad range of power conversion applications, with an 10% sequential increase from the prior quarter. For the full fiscal year 2022, product sales increased 189% as compared to full fiscal year 2021.

Operating expenses on a GAAP basis were $5.6 million in the 2022 fiscal fourth quarter, compared to $5.4 million in the prior quarter and $5.2 million in the 2021 fiscal fourth quarter. 2022 fiscal fourth quarter operating expenses consisted of R&D expenses of $1.6 million and SG&A expenses of $4.0 million. On a non-GAAP basis, operating expenses in the 2022 fiscal fourth quarter were $4.6 million, compared with non-GAAP operating expenses of $4.4 million in the prior quarter and $4.5 million in the 2021 fiscal fourth quarter.

GAAP net profit (loss) for the 2022 fiscal fourth quarter was ($5.0) million, or ($0.09) per share, compared to GAAP net loss of ($4.2) million, or ($0.08) per share, in the prior quarter, and a GAAP net loss of ($6.6) million, or ($0.16) per share, in the 2021 fiscal fourth quarter. On a non-GAAP basis, net loss for the 2022 fiscal fourth quarter was ($4.0) million, or ($0.08) per share, compared to non-GAAP net loss of ($4.3) million, or ($0.09) per share, in the prior quarter, and a non-GAAP net loss of ($5.2) million, or ($0.13) per share, in the 2021 fiscal fourth quarter.

Cash and equivalents as of March 31, 2022 were $34 million, compared to $9.5 million at March 31, 2021.

Webcast
Transphorm will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to review the Company’s 2022 fiscal fourth quarter and the fiscal year ended March 31, 2022 results and provide a business update. The webcast can be accessed at: https://event.on24.com/wcc/r/2947335/9EA3AFF729C086351F33CF46EFE76B59.

Investors and analysts may also join the conference call by dialing: 1 (888) 330-2446 or 1 (240) 789-2732 and providing the conference ID: 8060388.

A replay and the supporting presentation materials will be available on the day of the conference call and for approximately 90 days on the Investor Relations section of the Company’s website. Additionally, a telephone replay of the conference call will be available after the conclusion of the call and through May 31, 2022. The telephone replay can be accessed by dialing +1-800-770-2030 and entering the conference ID: 8060388.

About Transphorm
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm_GaN.

Non-GAAP Financial Measures
This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Transphorm believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Transphorm believes that these non-GAAP financial measures provide additional insight into Transphorm’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Transphorm’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation, amortization, change in fair value of promissory note and other income in joint venture.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning industry acceptance of GaN technology, the Company’s ability to manage supply chain constraints, expand its manufacturing capacity, and grow its ecosystem of solution partners, and the Company’s pipeline and future anticipated growth. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to Transphorm’s operations, such as additional financing requirements and access to capital; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
David Hanover or Jack Perkins
KCSA Strategic Communications
transphorm@kcsa.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2022 (unaudited)	December 31, 2021 (unaudited)	March 31, 2021 (audited)
Assets
Current assets:
Cash and cash equivalents	$33,435	$40,467	$9,500
Restricted cash	500	500	—
Accounts receivable	2,632	2,489	1,618
Inventory	6,330	5,956	2,223
Prepaid expenses and other current assets	1,750	1,249	953
Total current assets	44,647	50,661	14,294
Property and equipment, net	1,796	1,897	1,360
Goodwill	1,180	1,250	1,302
Intangible assets, net	617	691	914
Investment in joint venture	143	61	—
Other assets	263	282	274
Total assets	$48,646	$54,842	$18,144

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$3,626	$4,749	$3,140
Deferred revenue	308	267	505
Development loan	—	—	10,000
Revolving credit facility	180	368	10,150
Unfunded commitment in joint venture	—	—	1,866
Accrued payroll and benefits	1,171	1,239	1,410
Total current liabilities	5,285	6,623	27,071
Revolving credit facility	12,000	12,000	—
Promissory note	—	—	16,128
Total liabilities	17,285	18,623	43,199
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock	5	5	4
Additional paid-in capital	211,190	210,841	144,201
Accumulated deficit	(178,638)	(173,639)	(168,403)
Accumulated other comprehensive loss	(1,196)	(988)	(857)
Total Stockholders’ equity (deficit)	31,361	36,219	(25,055)
Total liabilities and stockholders’ equity (deficit)	$48,646	$54,842	$18,144

Transphorm, Inc.
Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Three Months Ended			Twelve Months Ended
	March 31, 2022 (unaudited)	December 31, 2021 (unaudited)	March 31, 2021 (audited)	March 31, 2022 (unaudited)	March 31, 2021 (unaudited)
Revenue, net	$4,927	$4,604	$2,425	$24,050	$12,696
Operating expenses:
Cost of goods sold	3,789	3,935	1,788	12,530	7,015
Research and development	1,632	1,609	1,780	6,655	5,898
Sales and marketing	1,047	976	663	3,535	2,319
General and administrative	2,917	2,852	2,733	11,226	9,969
Total operating expenses	9,385	9,372	6,964	33,946	25,201
Loss from operations	(4,458)	(4,768)	(4,539)	(9,896)	(12,505)
Interest expense	181	187	187	792	758
Loss in joint venture	677	712	1,468	3,971	6,885
Changes in fair value of promissory note	—	—	699	(605)	2,093
Other income, net	(317)	(1,503)	(314)	(3,819)	(1,940)
Loss before tax expense	(4,999)	(4,164)	(6,579)	(10,235)	(20,301)
Tax expense	—	—	—	—	—
Net loss	$(4,999)	$(4,164)	$(6,579)	$(10,235)	$(20,301)
Net loss per share - basic and diluted	$(0.09)	$(0.08)	$(0.16)	$(0.22)	$(0.56)
Weighted average common shares outstanding - basic and diluted	53,343,862	49,147,630	40,274,660	46,056,331	36,555,353

Transphorm, Inc.
Reconciliation of GAAP and Non-GAAP Financial Information (unaudited)
(in thousands except share and per share data)

	Three Months Ended			Twelve Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021	March 31, 2022	March 31, 2021
GAAP net loss	$(4,999)	$(4,164)	$(6,579)	$(10,235)	$(20,301)
Adjustments:
Stock-based compensation	758	848	513	2,614	1,906
Depreciation	147	142	123	546	500
Amortization	74	74	74	296	296
Changes in fair value of promissory note	—	—	699	(605)	2,139
Other income (1)	—	(1,222)	—	(2,677)	—
Total adjustments to GAAP net loss	979	(158)	1,409	174	4,841
Non-GAAP net loss	$(4,020)	$(4,322)	$(5,170)	$(10,061)	$(15,460)
GAAP net loss per share - basic and diluted	$(0.09)	$(0.08)	$(0.16)	$(0.22)	$(0.54)
Adjustment	0.01	(0.01)	0.03	—	0.12
Non-GAAP net loss per share - basic and diluted	$(0.08)	$(0.09)	$(0.13)	$(0.22)	$(0.42)
Weighted average common shares outstanding - basic and diluted	53,343,862	49,147,630	40,274,660	46,056,331	36,555,353

(1) Other income consists of $1.2 million gain upon the conversion of the Yaskawa Note for the three months ended December 31, 2021 and $1.5 million gain upon termination of the joint venture agreement between Fujitsu Semiconductor Limited and Transphorm Aizu for the three months ended September 30, 2021.

	Three Months Ended			Twelve Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021	March 31, 2022	March 31, 2021
GAAP operating expenses	$5,596	$5,437	$5,176	$21,416	$18,186
Adjustments:
Stock-based compensation	715	796	475	2,453	1,789
Depreciation	147	142	123	546	500
Amortization	74	74	74	296	296
Total adjustments to GAAP operating expenses	936	1,012	672	3,295	2,585
Non-GAAP operating expenses	$4,660	$4,425	$4,504	$18,121	$15,601

Transphorm, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Twelve Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(10,235)	$(20,301)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory write-off	196	273
Depreciation and amortization	842	796
Provision for doubtful accounts	—	62
Licensing revenue from a related party	(8,000)	(5,000)
Stock-based compensation	2,614	1,906
Interest cost	107	758
Gain on promissory note conversion	(1,222)	—
Gain on sale of equipment	—	(40)
Loss in joint venture	2,516	6,885
Changes in fair value of promissory note	(605)	2,093
Changes in operating assets and liabilities:
Accounts receivable	(1,014)	(267)
Inventory	(4,303)	(1,411)
Prepaid expenses and other current assets	(297)	428
Other assets	11	214
Accounts payable and accrued expenses	236	(132)
Deferred revenue	(197)	505
Accrued payroll and benefits	(239)	334
Net cash used in operating activities	(19,590)	(12,897)
Cash flows from investing activities:
Purchases of property and equipment	(742)	(222)
Investment in joint venture	(4,526)	(6,768)
Net cash used in investing activities	(5,268)	(6,990)
Cash flows from financing activities:
Proceeds from sale of equipment	—	4
Proceeds from stock option exercise	221	16
Proceeds from issuance of common stock	49,773	14,596
Proceeds from exercise of warrants	272	—
Payment for taxes related to net share settlement of restricted stock units	(768)	—
Net cash provided by financing activities	49,498	14,616
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(205)	123
Net increase in cash, cash equivalents and restricted cash	24,435	(5,148)
Cash, cash equivalents and restricted cash at beginning of period	9,500	14,648
Cash, cash equivalents and restricted cash at end of period	$33,935	$9,500